Exhibit 99.2

HILLENBRAND INDUSTRIES
Press Release

HILLENBRAND INDUSTRIES ANNOUNCES DEFINITIVE AGREEMENT TO
ACQUIRE MEDIQ, INC. FOR APPROXIMATELY $330 MILLION
Acquisition Designed to Expand Hill-Rom’s Services and Clinical Offerings

BATESVILLE, IND., OCTOBER 30, 2003 — Hillenbrand Industries Inc. (NYSE:HB), a leader in the health care and funeral services industries, announced today it has signed a definitive agreement to acquire Mediq, Inc. (Mediq), a privately held company that is a leader in providing medical equipment outsourcing, asset management and peak-needs rentals to hospitals, extended care and home medical equipment makers. The purchase price is expected to be approximately $330 million.

In its 2002 fiscal year ended September 30, Mediq had approximately $166 million in revenues. Including integration expenses, the acquisition is expected to be immediately accretive to Hillenbrand Industries’ earnings in its 2004 fiscal year. The acquisition will be initially funded from Hillenbrand’s existing lines of credit and is subject to regulatory clearance and other closing conditions. Hillenbrand expects to close the acquisition before the 2003 calendar year-end.

Frederick W. Rockwood, president and chief executive officer, Hillenbrand Industries, said, “This acquisition coupled with our previously announced completion of the Advanced Respiratory, Inc. acquisition demonstrates our intent and capacity to selectively grow and create additional value for our shareholders. These transactions are designed to expand our value proposition to customers and complement our new product development efforts — both of which make us enthusiastic about our prospects for growth.”

Following the completion of the acquisition, Mediq’s operations will become part of Hillenbrand Industries’ health care subsidiary, Hill-Rom. The majority of Mediq will be integrated into Hill-Rom’s Services Division, which provides equipment services and information technologies to the healthcare industry. The remainder will be integrated into Hill-Rom’s Clinical Division, which provides therapy products for wound, pulmonary and circulatory conditions.

Ernest Waaser, president and chief executive officer of Hill-Rom said, “We are very excited about the opportunity to acquire Mediq. This allows us to significantly expand our services to healthcare providers to include the full range of movable medical equipment in the patient environment. When combined with recent advances in our workflow solutions offerings, Mediq should provide us with the ability to significantly improve a facility’s asset utilization and patient throughput, thus helping reduce the cost of healthcare. This opportunity leverages our existing Hill-Rom sales force, service center network, and back office capabilities. Through anticipated revenue and cost synergies we should create a real win-win for customers and Hillenbrand’s shareholders.”

Ed Casas, chairman of the board of Mediq said, “The combined companies will provide valuable new resources to a healthcare system that is facing an enormous challenge in the next few years to handle greater patient loads at lower costs. We believe this is a great combination, benefiting both customers and employees.”

Mediq, a privately held holding company based in Pennsauken, New Jersey, employs approximately 900 employees throughout the United States and operates over 80 branch offices, including sites leased to distributors, in 46 states. It is a national provider of medical equipment outsourcing services, including equipment rental services, equipment sales, and asset management services. Mediq provides outsourcing services to approximately 80 percent of all acute care hospitals in the U.S. and many of the leading national healthcare Group Purchasing Organizations (“GPOs”).

Hillenbrand Industries Inc.

Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three subsidiaries have headquarters in Batesville. Hill-Rom Company is a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, noninvasive therapeutic devices and surfaces, stretchers, furniture, communication systems, and headwall systems. Batesville Casket Company and Forethought Financial Services both serve the funeral services industry. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes, while Forethought is a leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Hillenbrand’s future plans, objectives, beliefs, expectations, representations and projections. Hillenbrand has tried, wherever possible, to identify these forward-looking statements using words such as “should,” “will,” “allows,” “designed,” “expects,” “expect,” “expand,” “achieving” but their absence does not mean that the statement is not forward-looking. Forward-looking statements include, without limitation, those regarding, the consummation of the acquisition of Mediq (including the anticipated timing thereof) and the funding thereof, growth and creation of additional value for shareholders, expansion of services, and improvement of a facility’s asset utilization and patient throughput and reduction of the cost of healthcare and prospects for growth. It is important to note that actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: failure to obtain, or delays in obtaining, required regulatory approvals for the acquisition of Mediq, non-satisfaction of other conditions to the acquisition, difficulties in integrating Mediq’s business with Hillenbrand’s or unexpected developments adversely affecting, or unanticipated liabilities associated with, Mediq’s business. Hillenbrand assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by Hillenbrand in its periodic reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

Contacts:

Hillenbrand Industries: Investors: Wendy Wilson, Vice President, Investor Relations, 812-934-7670, News Media: Christopher P. Feeney, Director, Public Affairs & Corporate Communications, 812-934-8197, Health Care Trade Media: Kim Tipton, Director, Corporate Communications, Hill-Rom, 812-931-2314.

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